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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               Amendment Number 2

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 20, 2001
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)


8133 Leesburg Pike, Suite 770, Vienna, Virginia                22182
  -----------------------------------------               ----------
  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (703) 288-6500

          Former name or former address, if changed since last report:
          ------------------------------------------------------------
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

                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.    Changes in Control of Registrant.
           None.

Item 2.    Acquisition or Disposition of Assets.
           None.

Item 3.    Bankruptcy or Receivership.
           None.

Item 4.    Changes in Registrant's Certifying Accountant.
           None.

Item 5.    Other Events.

           Dr. Ashok Rattehalli has been named President of Registrant effective February 9, 2001.

Item 6.   Resignation of Directors.

          On January 31, 2001, Clark C. Easter and Michael A. Shoemaker resigned as directors from the Registrant's Board.

         Individual "Letters of Resignation" issued by resigning members of the board are filed herewith:

                                                                January 31, 2001

Paul Richter
Socrates Technologies Corporation
8500 Leesburg Pike
Suite 406
Vienna, VA  22183

Dear Paul:

I find it necessary to draw your attention, as Secretary of Socrates Technologies Corporation, to a number of issues that I find deeply troubling:

1) I find it unacceptable as a Board Member that, for the 3 months that I have been a Director of Socrates, the Company has been unable to provide Board Members with basic cash flow statements for Technet and Networkland. I have been unable to tell whether these companies are in fact making or losing money, and to what extent and/or why they are doing so. Appropriate accounting and financial controls for a public company need to be improved and/or put in place immediately. My observations are that Mr. Fred Sajedi has not been responsive to the efforts and the demands from the Board for more accountability and oversight in financial matters. I was extremely upset to be given documents for the first time a couple of days ago that showed that this has in fact been a long standing problem with Mr. Sajedi. My reaction to his proposed employment contract with Technet would have been quite different if I had all of the facts that I possessed this week.

2) I find the failure of Mr. Fred Sajedi to provide the Board with a written plan for reorganizing Networkland and Technet, and for expanding their revenues, to be unacceptable, especially in light of repeated requests by the Board. Nor have I seen any evidence to date of actual successful efforts on his part to expand such revenues. In fact, the very opposite appears to be happening in that his behavior is alienating and driving off staff at Technet, therefore reducing the future possible revenues that could be generated at that company.

3) Along the same lines, I find extremely troubling the reports of continued unprofessional behavior by Mr. Fred Sajedi in his dealings not only with staff members, but also with vendors, and in negotiations and settlements, which appears to be undermining the Company's negotiating positions on multiple fronts.

4) I have seen no sign that Mr. Sajedi is making a sincere, rational attempt to resolve the issues surrounding the financing the Company received from LH, and to come to speedy settlement with them. This despite repeated urgings from the Board that he negotiate in good faith with LH, and recommendations that he accept the latest term sheet offered.

5) I was troubled by your recent management report, which detailed a number of pending or potential issues, legal and otherwise, that you believed needed the attention of management or the board. While I understand that the management of the Company does not regard most of these issues as "material" or as posing a threat to the ongoing operations of the Company, I would have preferred to have been more timely advised of all issues, and I was not aware of some of the ongoing issues that were unresolved and clearly of importance to the Company's affairs.

6) You have stated that, in your opinion, Networkland would rapidly disintegrate as a viable company if Mr. Sajedi was not running it, leaving Socrates with no real revenues other than Technet's declining revenues. Given the fact that Mr. Sajedi has run, and continues to run Networkland as though it were his own personal company, I do not disagree with your analysis. As a result, I find myself in an irreconcilable dilemma.

I do not believe that I, given how I view my responsibilities as a Board Member, and Mr. Sajedi can resolve our differences. Therefore, I believe that the best course of action for the shareholders is for me to resign, and to allow Mr. Sajedi to pursue a course of action that enhances public shareholders' value. I sincerely hope he succeeds.

Therefore, I formally resign my seat on the Board of Socrates Technologies Corporation, effective today. I also demand that this letter be filed in a Form 8-K.

Thank you, and I wish you all well.

Sincerely,


/s/ C. Clark Easter

                                January 31, 2001

Paul Richter
Socrates Technologies Corporation
8500 Leesburg Pike
Suite 406
Vienna, VA  22183

Dear Paul:

I find it necessary to draw your attention to a number of issues as Secretary of Socrates Technologies Corporation.

1) The accounting department needs to be expanded to properly provide financial reporting as required by a public company. Mr. Sajedi needs to be more responsive to demands for more accountability and oversight in financial matters.

2) Failure of Mr. Fred Sajedi to provide the Board with a written plan for reorganizing and expanding Networkland and Technet revenues, despite repeated requests by the Board.

3) The reports of continued unprofessional behavior by Fred Sajedi in dealings with certain personnel, vendors, and in negotiations and settlements, which behavior causes the departure of personnel and undermines the Company's negotiating positions.

4) As a result of your management memo earlier today detailing the numerous legal issues (some legitimate, some harassment), and as a result of certain documents presented very recently specifically discussing the lack of financial controls it is clear to me that certain members of management has may have withheld or understated material facts until now.

5) The Board has made repeated requests for information and plans to Mr. Sajedi that have gone completely unaddressed.

6) You have stated your business opinion that if the Board decided to remove Mr. Sajedi, Networkland would rapidly dissolve, leaving the company with nearly no Revenues other than Technet's.

7) Since it is clear that the Board and Mr. Sajedi can not resolve their differences, I feel that the best course of action for the shareholders is to resign. and allow Mr. Sajedi to proceed with his plans to create shareholder value.


As a result, I formally resign my seat on the Board of Socrates Technologies Corporation effective today. I also demand that this letter be filed in a Form 8-K. I am truly saddened by the need for this.

Thank you, and I wish you all well.

Sincerely,

/s/ Michael A. Shoemaker

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           Exhibits:
                  None

Item 8.    Change in Fiscal Year.
           None.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 21, 2001
                                         /s/ Andreas A. Keller
                                         ---------------------------------------
                                         Andreas A. Keller, VP Finance